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                                                                    Exhibit 3.2

                            DUNN COMPUTER CORPORATION

                                     BYLAWS

                        Adopted by the Board of Directors

                                 Effective as of

                                  March 5, 1998


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                                TABLE OF CONTENTS

1.  CORPORATE OFFICES.........................................................1
         1.1.  Registered Office..............................................1
         1.2.  Other Offices..................................................1

2.  MEETINGS OF SHAREHOLDERS..................................................1
         2.1.  Time...........................................................1
         2.2.  Place..........................................................1
         2.3.  Notice.........................................................1
                     2.3.1.  Time.............................................1
                     2.3.2.  Purpose of Meeting...............................2
                     2.3.3.  Adjournment......................................2
                     2.3.4.  Exceptions.......................................2
                     2.3.5.  Waiver of Notice.................................2
                     2.3.6.  Nominations; Proposals...........................2
         2.4.  Special Meetings...............................................3
         2.5.  Quorum.........................................................3

                     2.5.1.  Requirement......................................3
                     2.5.2.  Articles of Incorporation........................3

         2.6.  Voting.........................................................4
                     2.6.1.  Votes Per Share..................................4
                     2.6.2.  Signature........................................4
                     2.6.3.  Action on a Matter...............................4
                     2.6.4.  Election of Directors............................4
         2.7.  Proxies........................................................5
                     2.7.1.  Terms............................................5
                     2.7.2.  Means to Grant Authority.........................5

         2.8.  Fixing Record Date.............................................6
         2.9.  Conduct of Meetings............................................6
         2.10. Shareholder List for Meeting...................................6
         2.11. Voting Procedures and Inspectors of Elections..................7
                     2.11.1.  Appointment of Inspector........................7
                     2.11.2.  Inspector's Duties..............................7
                     2.11.3.  Polls...........................................7
                     2.11.4.  Counting of Proxies and Ballots.................7

3.  DIRECTORS.................................................................8
         3.1.  Powers.........................................................8
         3.2.  Term of Office.................................................8
         3.3.  Number of Directors............................................8
         3.4.  Consent........................................................8
         3.5.  Resignation and Removal of Directors...........................8
                     3.5.1.  Resignation......................................8
                     3.5.2.  Removal..........................................9

                                     i

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         3.6.  Place of Meetings..............................................9
         3.7.  Regular Meetings...............................................9
         3.8.  Special Meetings - Call and Notice.............................9
         3.9.  Waiver of Notice...............................................9
         3.10. Meetings by Telephone.........................................10
         3.11. Quorum; Vote..................................................10
         3.12. Presumption of Assent.........................................10
         3.13. Board Action Without a Meeting................................10
         3.14. Compensation..................................................10

4.  COMMITTEES...............................................................11
          4.1.  Creation of Committees.......................................11
          4.2.  Committee Authority..........................................11
          4.3.  Executive Committee..........................................11
          4.4.  Audit Committee..............................................12
          4.5.  Compensation Committee.......................................12
          4.6.  Committee Membership.........................................12
                     4.6.1.  Term of Office..................................12
                     4.6.2.  Resignation and Removal.........................12
                     4.6.3.  Vacancies.......................................12

5.  OFFICERS.................................................................13
         5.1.  Appointment of Officers.......................................13
         5.2.  Election and Term of Office...................................13
         5.3.  Resignation and Removal of Officers...........................13
         5.4.  Duties and Powers.............................................13
                     5.4.1.  Chairman of the Board...........................13
                     5.4.2.  President.......................................14
                     5.4.3.  Vice President..................................14
                     5.4.4.  Chief Financial Officer.........................14
                     5.4.5.  Secretary.......................................14
                     5.4.6.  Treasurer.......................................15
         5.5.  Compensation of Officers......................................15

6.  SHARE PROVISIONS.........................................................15
         6.1.  Issuance of Shares............................................15
         6.2.  Liability for Shares Issued before Payment....................16
         6.3.  Certificates Evidencing Shares................................16
         6.4.  Shares without Certificates...................................16
         6.5.  Lost Certificates.............................................16
         6.6.  Shareholders of Record........................................17
         6.7.  Distributions to Shareholders.................................17

7.  MISCELLANEOUS............................................................17
         7.1.  Corporate Records.............................................17
         7.2.  Corporation Seal..............................................18

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         7.3.  Fiscal Year...................................................18
         7.4.  Checks, Notes and Drafts......................................18
         7.5.  Voting of Shares Held.........................................18






























                                    iii


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                                     BYLAWS

                                       OF

                            DUNN COMPUTER CORPORATION

1.  CORPORATE OFFICES

         1.1.  Registered Office

               The address of the registered office of the Corporation shall be c/o Parker Pollard & Brown, 5511 Staples Mill Road, Richmond, Virginia 23228.

         1.2.  Other Offices

               The Corporation may also have other offices at such locations both within and without the Commonwealth of Virginia as the Board of Directors may from time to time determine or as the business of the Corporation may require.

2.MEETINGS OF SHAREHOLDERS

         2.1.  Time

               Annual meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and as shall be stated in a notice of the meeting or a duly executed waiver of notice thereof. The annual meeting shall be held within fifteen (15) months of the previous annual meeting.

         2.2.  Place

               All meetings of shareholders shall be held in the County of Fairfax, in the Commonwealth of Virginia or at such other place within or without Virginia as may be designated for that purpose from time to time by the Board of Directors and stated in the notice of the meeting or a duly executed waiver of notice thereof.

         2.3.  Notice

               2.3.1.  Time

               The Corporation shall notify shareholders of the date, time, place of each annual and special shareholders' meeting. Such notice shall be given no less than 10 nor more than 60 days before the meeting date, except that notice of a shareholders' meeting to act on an amendment of the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets which must be approved by the shareholders, or the dissolution of the Corporation, shall be given not less than 25 nor more than 60 days before the meeting date. Unless otherwise required by the articles of incorporation or by law, the Corporation is required to give notice only to shareholders entitled to vote at the meeting.

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               2.3.2.  Purpose of Meeting

               Unless otherwise required by the articles of incorporation or by law, notice of an annual meeting need not state the purpose or purposes for which the meeting is called. Notice of a special meeting shall state the purpose or purposes for which the meeting is called.

               2.3.3.  Adjournment

               If an annual or special meeting is adjourned to a different date, time, or place, notice need not be given if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed as specified in Section 2.8. of these Bylaws ("Bylaws") or by law, however, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

               2.3.4.  Exceptions

               Notwithstanding the foregoing, no notice of a shareholders' meeting need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period, have been sent by first-class United States mail, addressed to the shareholder at his or her address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of shareholder meetings to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

               2.3.5.  Waiver of Notice

               A shareholder may waive any notice required by law, the articles of incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, signed by the shareholder entitled to the notice, and delivered to the Secretary for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

               2.3.6.  Nominations; Proposals

               Nominations for the election of directors and proposals for consideration at a meeting shall be made by the Board of Directors or by any shareholder entitled to vote in elections of directors. However, any shareholder entitled to vote in elections of directors may nominate one or more persons for election as directors or may present a proposal for consideration at an annual meeting only if written notice of such shareholder's intent to make such proposal, nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 90 days prior to the date of the anniversary of the immediately preceding annual meeting. Each notice shall set forth (i) the name and address of the shareholder who intends to make the nomination, (ii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to present the proposal, (iii) a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons pursuant to which the proposal, nomination or nominations are to be made by the shareholder and (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to have been nominated, by the Board of Directors, and shall include a consent signed by each such nominee to serve as a director of the Corporation if so elected. The chairperson of the meeting may refuse to acknowledge any proposal or the nomination of any person not made in compliance with the foregoing procedure.

         2.4.  Special Meetings

               Special meetings of shareholders may be called as provided in the articles of incorporation. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders meeting.

         2.5.  Quorum

               2.5.1.  Requirement

               Shares entitled to vote, whether as all of the shares of a single class or as a separate voting group, may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise provided by the articles of incorporation or by law, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for the adjourned meeting. Less than a quorum may adjourn a meeting for which a quorum does not exist.

               2.5.2.  Articles of Incorporation

               The articles of incorporation may provide for (i) a lesser or greater quorum requirement for shareholders, but not less than one-third of the shares eligible to vote, or voting groups of shareholders, or (ii) a greater voting requirement for shareholders, or voting groups of shareholders, than is provided in this Section 2.5.

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         2.6.  Voting

               2.6.1.  Votes Per Share

               Unless provided otherwise by the articles of incorporation or by law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting. Unless the articles of incorporation provide otherwise, in the election of directors, each outstanding share, regardless of class, is entitled to one vote for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote. The shareholders do not have a right to cumulate their votes for directors.

               2.6.2.  Signature

               If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder to the full extent permitted by law. The Corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

               2.6.3.  Action on a Matter

               If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the articles of incorporation or by law. If the articles of incorporation or law provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in this Section 2.6. or by law. If the articles of incorporation or law provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in this Section 2.6. or by law. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

               2.6.4.  Election of Directors

               Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present.

         2.7.  Proxies

               2.7.1.  Terms

               A shareholder may vote his or her shares in person or by proxy. An appointment of a proxy when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises such proxy's authority under the appointment. Subject to any express limitation on the proxy's authority appearing on the face of the appointment form and other limitations provided by law, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

               2.7.2.  Means to Grant Authority

               Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy pursuant to this Section, the following shall constitute a valid means by which a shareholder may grant such authority.

               A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder or such shareholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

               A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which the inspectors of election can determine that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

               Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this subsection may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmissions could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         2.8.  Fixing Record Date

               The Board of Directors may fix a future date as the record date for one or more voting groups in order to make a determination of shareholders for any purpose. The record date may not be more than 70 days before the meeting for action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         2.9.  Conduct of Meetings

               The Chairman shall preside over all meetings of the shareholders as chairperson of the meeting. If the Chairman is not present, a chairperson shall be elected by the meeting. The Secretary of the Corporation shall act as secretary of all the meetings if the Secretary is present. If the Secretary is not present, the chairperson shall appoint a secretary of the meeting.

         2.10. Shareholder List for Meeting

               The officer or agent having charge of the share transfer books of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. For a period of 10 days prior to the meeting, the list of shareholders shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection during regular business hours by any shareholder who meets the specifications of ss. 13.1.771 (C) of the Virginia Stock Corporation Act.

               Such list shall be produced and kept open at the time and place of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

               If the requirements of this Section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Refusal or failure to prepare or make available the shareholder list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of any such demand shall be invalid and of no effect.

         2.11. Voting Procedures and Inspectors of Elections

               2.11.1.  Appointment of Inspector

               The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternative is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

               2.11.2.  Inspector's Duties

               The inspectors shall (i) ascertain the number of shares outstanding and the voting powers of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determines and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

               2.11.3.  Polls

               The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the circuit court of the city or county where the corporation's principal office is located or, if none in this Commonwealth, where its registered office is located, upon application by a shareholder, shall determine otherwise.

               2.11.4.  Counting of Proxies and Ballots

               In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with
Section 13.1-663(B)(2) of the Virginia Stock Corporation Act, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to Section 2.12.2(v) herein shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

3.  DIRECTORS

         3.1.  Powers

               All corporate powers shall be exercised by or under the authority of , and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the articles of incorporation.

         3.2.  Term of Office

               Unless otherwise provided in the articles of incorporation, the Board of Directors shall divide the directors into three classes; and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten an incumbent director's term. At each annual meeting of shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office expiring at the annual meeting of shareholders held in the third year following their election and until their respective successors are elected and qualified, or until such director's earlier death, resignation or removal.

         3.3.  Number of Directors

               The number of directors which shall constitute the whole board shall be as provided from time to time by the board of directors, within the range provided by the articles of incorporation.

         3.4.  Consent

               No individual shall be named or elected as a director without such individual's prior consent.

         3.5.  Resignation and Removal of Directors

               3.5.1.  Resignation

               A director may resign at any time by delivering written notice to the Board of Directors, the Chairman, or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

               3.5.2.  Removal

               If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. A director may be removed by the shareholders only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes of the meeting, is the removal of the director.

         3.6.  Place of Meetings

               The Board of Directors may hold regular or special meetings in or out of the Commonwealth of Virginia.

         3.7.  Regular Meetings

               Unless the articles of incorporation provide otherwise, regular meetings of the Board of Directors may be held, without notice of the date, time, place, or purpose of the meeting, as may be designated from time to time by resolution of the Board.

         3.8.  Special Meetings - Call and Notice

               Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or by directors constituting at least one-third of the full Board of Directors. Written notice of any special meeting shall be given to each director (i) at least one day prior thereto either personally or by telegram or by telecopy, (ii) at least two days prior thereto by overnight delivery, or (iii) at least five days prior thereto by United States mail, addressed to such director at the director's address as it appears in the records of the Corporation. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, or when delivered to the telegraph company if sent by telegram. The notice need not describe the purpose of the special meeting unless required by the articles of incorporation.

         3.9.  Waiver of Notice

               A director may waive any notice required by law, the articles of incorporation or these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided in this Section 3.9, the waiver shall be in writing, signed by the director entitled to the notice, and delivered to the Secretary for inclusion in the corporate records. A director's attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon such director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         3.10. Meetings by Telephone

               Unless the articles of incorporation provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         3.11. Quorum; Vote

               Unless the articles of incorporation require a greater number for the transaction of all business or any particular business, a quorum of a Board of Directors consists of a majority of the number of directors in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the articles of incorporation require the vote of a greater number of directors.

         3.12. Presumption of Assent

               A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) such director objects at the beginning of the meeting, or promptly upon such director's arrival, to holding it or to transacting specified business at the meeting, or
(ii) such director votes against, or abstains from, the action taken.

         3.13. Board Action Without a Meeting

               Unless the articles of incorporation provide otherwise, action required or permitted by law to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 3.13 is effective when the last director signs the consent, except that the action may be effective as of a different effective date if such effective date is specified in the consent and the consent states the date of execution by each director. A consent signed under this Section 3.13 has the effect of a meeting vote and may be described as such in any document.

         3.14. Compensation

               Unless the articles of incorporation provide otherwise, the Board of Directors shall fix the compensation of directors and members of committees and may provide for reimbursements for expenses. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.  COMMITTEES

         4.1.  Creation of Committees

               Unless the articles of incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all the directors in office when the action is taken. The same rules that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

         4.2.  Committee Authority

               To the extent specified by the Board of Directors or in the articles of incorporation or these Bylaws, each committee may exercise the authority of the Board of Directors, except that a committee may not: (i) approve or recommend to shareholders action that is required by law to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the articles of incorporation; (iv) adopt, amend, or repeal these Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

         4.3.  Executive Committee

               The Board of Directors, by resolution adopted by a majority of the number of directors then in office, may elect an Executive Committee which shall consist of not less than three directors, including the Chief Executive Officer. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the articles of incorporation, or by these Bylaws other than power vested in another committee of the Board and provided that the Executive Committee, in addition to the limitations set forth in Section 4.2 above, shall not have power to elect officers. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors:

         4.4.  Audit Committee

               The Board of Directors, by resolution adopted by a majority of the number of directors then in office, may elect an Audit Committee, which shall consist of not less than two directors. The Audit Committee shall consider and make recommendations to the Board with respect to accounting matters and internal controls and shall perform the functions generally performed by audit committees of public corporations and such other matters relating to the financial affairs of the Corporation as may be requested by the Board or the appropriate officers of the Corporation.

         4.5.  Compensation Committee

               The Board of Directors, by resolution adopted by a majority of the number of directors then in office, may elect a Compensation Committee, which shall consist of not less than three directors. The Compensation Committee shall consider and make recommendations to the Board with respect to the individual compensation of corporate officers, but it shall not have the power to take any action on these matters unless delegated authority to do so by the Board of Directors, and shall perform such other functions as may be delegated by the Board of Directors.

         4.6.  Committee Membership

               4.6.1.  Term of Office

               Members of any committee shall be elected as provided above and shall hold office until the earliest of the following: (a) their successors are elected and qualified, or until such committee member's earlier death, resignation or removal; (b) such committee is dissolved by the Board of Directors; or (c) they are no longer members of the Board of Directors.

               4.6.2.  Resignation and Removal

               Any member of a committee may resign at any time by giving written notice of his intention to do so to the Chairman or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his or her election.

               4.6.3.  Vacancies

               Any vacancy occurring in a committee resulting from any cause whatever may be filled by a majority of the number of directors then in office.

5.  OFFICERS

         5.1.  Appointment of Officers

               The Corporation shall have a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and such other officers as are appointed by the Board of Directors or by an officer authorized by the Board of Directors to make such appointment. Such other officers may include, without limitation, a Treasurer and one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers.

         5.2.  Election and Term of Office

               Each officer of the Corporation shall be elected by the Board of Directors or appointed by an officer authorized by the Board of Directors to make such appointment and shall serve until such officer's successor is elected, qualifies, or until such officer's earlier death, resignation or removal. Election or appointment of an officer shall not of itself create any contractual rights.

         5.3.  Resignation and Removal of Officers

               An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future date, the Corporation may fill the pending vacancy before the effective date if the successor does not take office until the effective date. The Board of Directors may remove and officer or assistant officer at any time with or without cause and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Removal of an officer shall not affect any such officer's contract rights, if any, with the Corporation, nor shall the resignation of an officer affect the Corporation's contract rights, if any, with such officer.

         5.4.  Duties and Powers

               Officers of the Corporation shall, unless these Bylaws otherwise provide, perform such duties as generally pertain to their offices, in addition to or as limited by, such powers and duties as are prescribed by law, the Board of Directors, these Bylaws, or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. The same individual may simultaneously hold more than one office.

               5.4.1.  Chairman of the Board

               The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of shareholders and of the Board of Directors at which he is present. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. He shall be a director, and except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he shall be ex officio a member of all committees of the Board.

               5.4.2.  President

               The President may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts, or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

               5.4.3.  Vice President

               Each Corporate Vice President, if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments authorized by the Board of Directors except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

               5.4.4.  Chief Financial Officer

               The Chief Financial Officer shall be the chief financial and accounting officer of the Corporation, shall have supervision over the maintenance and custody of the financial and accounting operations of the Corporation, and shall have all powers and duties usually incident to the office of Chief Financial Officer, except as specifically limited by a resolution of the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of the Chief Financial officer and such other duties as from time to time may be assigned to him by the Board of Directors, the Audit Committee, or the President. The Chief Financial Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

               5.4.5.  Secretary

               The Secretary shall act as secretary of all meetings of the shareholders of the Corporation. The Secretary shall also act as secretary of the meetings of the Board of Directors and of committees of the board when requested by the Board of Directors or committee, as the case may be. The Secretary shall keep and preserve the minutes of all such meetings in permanent books. The Secretary shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts, and other important corporate documents; shall have charge of the stock ledgers, books, records, and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements, and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

               5.4.6.  Treasurer

               The Treasurer, if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. The Treasurer shall have the responsibility for collecting all moneys due the Corporation and for maintaining custody of the funds of the Corporation and for placing the same in such depositories in the name and to the credit of the Corporation as may be approved by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as ordered by the Board of Directors, shall keep accurate accounts of all receipts and disbursements, and shall render to the President (and to the Board of Directors, when the Board of Directors so requires) an account of all transactions and of the financial condition of the Corporation. The Treasurer shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

         5.5.  Compensation of Officers

               The Board of Directors shall fix the compensation of corporate officers and may provide for reimbursement of expenses.

6.  SHARE PROVISIONS

         6.1.  Issuance of Shares

               Any issuance of shares must be authorized by the Board of Directors. Shares may be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities. A good faith determination by the Board of Directors that the consideration received or to be received for the shares to be issued is adequate is conclusive insofar as the adequacy of consideration relates to whether the shares are validly issued, fully paid and nonassessable. When the Board of Directors has made such a determination and the Corporation has received the consideration, the shares issued therefor are fully paid and nonassessable. Where it cannot be determined that outstanding shares are fully paid and nonassessable, there shall be a conclusive presumption that such shares are fully paid and nonassessable if the Board of Directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

         6.2.  Liability for Shares Issued before Payment

               A purchaser of shares from the Corporation is not labile to the Corporation with respect to the shares except to pay the consideration for which the shares were authorized to be issued as provided in Section 6.1.

         6.3.  Certificates Evidencing Shares

               Shares may but need not be represented by certificates. Each share certificate shall state on its face (i) the name of the Corporation and that the Corporation is organized under the law of the commonwealth of Virginia,
(ii) the name of the person to whom issued, and (iii) the number and class of shares and the designation of the series, if any, that the certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate for shares of such class or series. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed
(i) by the Chairman or the President or a Vice President and by the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, or (ii) by the Board of Directors, and each such share certificate may bear the corporate seal or its facsimile. Any or all of the signatures on the certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect, as if he or she were such officer, transfer agent or registrar on the date of issue.

         6.4.  Shares without Certificates

                  Unless the articles of incorporation provide otherwise, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by law and by Section 6.3. of these Bylaws.

         6.5.  Lost Certificates

               The Board of Directors or the President may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the

Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates for shares to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative (i) to advertise the same in such manner as it shall require and/or (ii) to give the Corporation a bond in such sum as it may direct as indemnity or otherwise to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         6.6.  Shareholders of Record

               The Corporation shall be entitled to recognized the exclusive right of a person or entity shown by the records of the Corporation to be the owner of shares of its outstanding capital stock, to vote such shares, to receive dividends and notifications, and to exercise all the rights and powers of an owner; and the Corporation shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         6.7.  Distributions to Shareholders

               The Board of Directors may authorize and the Corporation may make distributions to its shareholders, subject to restrictions in the articles of incorporation and the limitations in this Section 6.7. If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution, other than one involving a repurchase or reacquisition of shares, it is the date the Board of Directors authorizes the distribution. No distribution may be made if, after giving it effect (i) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the Corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is not prohibited under this Section 6.7 either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

7.  MISCELLANEOUS

         7.1.  Corporate Records

               The Corporation shall keep as permanent records minutes of all meetings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders or the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the

Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of the shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class and series, if any, of shares showing the number and class and series, if any, of shares held by each. The Corporation shall keep a copy of those records required by law.

         7.2.  Corporation Seal

               The seal of the Corporation shall be in such form as shall be approved from time to time by the Board of Directors. The seal, or a facsimile of it, may be used by impressing or affixing it or in any other manner reproducing it.

         7.3.  Fiscal Year

               The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         7.4.  Checks, Notes and Drafts

               Checks, notes, drafts, and other orders for the payment of money may be signed by the President, the Chief Financial Officer or the Treasurer or by such person or persons as the Board of Directors may from time to time designate. The signature of any such person or persons may be a facsimile when authorized by the Board of Directors.

         7.5.  Voting of Shares Held

               Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys as agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.